Exhibit 99.1

CONTACT:

VIVUS, Inc.	Vida Communication
Timothy E. Morris	Stephanie Diaz & Tim Brons
Chief Financial Officer	415-675-7400
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS to Host Conference Call & Webcast on Wednesday, May 10th

MOUNTAIN VIEW, Calif., May 9, 2006 – VIVUS, Inc. (NASDAQ: VVUS), an emerging pharmaceutical company dedicated to the development and commercialization of novel therapeutics to restore sexual function in women and men, today announced that the company will host a conference call and webcast on Wednesday, May 10th at 10:30 am Eastern, to discuss emerging corporate developments. Details for the conference call and related webcast are as follows:

Conference Call:

Toll free dial-in number:	(877) 660-0983

Conference ID number:	9107678

Webcast and Replay:

A live webcast and 30-day archive of the call can be accessed at www.vivus.com.

A telephone replay of the conference call will be available for 24 hours beginning May 10th at approximately 1:30 p.m. (EDT) by dialing 800-642-1687 domestically and entering reservation number 9107678.

About VIVUS

VIVUS, Inc. is a pioneer in the research and development of proprietary products to restore sexual function for women and men. VIVUS’ current product pipeline includes four investigational products in late stage clinical development. For women, VIVUS has completed a Phase 3 program for Evamist™ for the alleviation of menopausal symptoms, and initiated a Phase 2B program with ALISTA™ for female sexual arousal disorder. Additionally, the

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389  www.vivus.com

company has completed Phase 2 development of Testosterone MDTS® for the treatment of hypoactive sexual desire disorder (HSDD). The MDTS system is a patented new-generation, transdermal drug delivery technology that delivers drugs directly through the skin. For men, VIVUS has completed Phase 2 development of avanafil for erectile dysfunction. The company currently markets MUSE® (alprostadil) suppository for the treatment of erectile dysfunction in the U.S. and internationally through distributors. For more information on clinical trials and products, please visit the company’s web site at www.vivus.com.

Note to Investors

VIVUS will hold an Analyst Day in New York City on Thursday, May 18, 2006, from 12:00 p.m. to 2:30 p.m. EDT. The event will be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York. VIVUS management and certain principal investigators will be on hand to discuss the results from the pivotal Phase 3 studies of Evamist. A detailed update on all other development programs as well as other corporate developments will be included. Seating is limited and participants can confirm their attendance by contacting Stephanie Diaz at Vida Communication, 415-675-7401 or sdiaz@vidacommunication.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on VIVUS’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; reliance on sole source suppliers; limited sales and marketing efforts and dependence upon third parties; risks related to the development of innovative products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical studies discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2005 and periodic reports filed with the Securities and Exchange Commission.

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